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                                                                      EXHIBIT 23


                       MANUFACTURED HOME COMMUNITIES, INC.
                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-68473, No. 333-28469, No. 333-25295, and No. 33-76486, and
Form S-3 No. 333-66550, No. 333-90813, No. 333-65515, No. 333-25297, No.
333-1710, No. 33-82902 and No. 33-97288) of Manufactured Home Communities, Inc., and in the related Prospectuses, of our report dated January 29, 2002, except for Note 10 as to which the date is February 8, 2002 and Note 18 as to which the date is February 22, 2002, with respect to the consolidated financial statements and schedules of Manufactured Home Communities, Inc., and to the reference to our firm under the caption "Selected Financial and Operating Information" included in this Annual Report (Form 10-K) for the year ended December 31, 2001.


                                                               ERNST & YOUNG LLP


Chicago, Illinois
March 22, 2002